McGLADREY & PULLEN, LLP
                             -----------------------

                  Certified Public Accountants and Consultants




                         CONSENT OF INDEPENDENT AUDITORS




          We hereby consent to the use of our report dated June 8, 1998, on the financial statement referred to therein, in this Registration Statement on Form N-1A of Georgia Daily Municipal Income Fund, Inc., as filed with the Securities and Exchange Commission.

          We also consent to the reference to our Firm in the Statement of Additional Information under the caption "Counsel and Auditors."




New York, New York
June 8, 1998



722483.1

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